Colcord Building      Telephone 405 272 9251
                     15 North Robinson
                     Oklahoma City, OK 73102


Price Waterhouse LLP





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

           Browne Bottling Company and All-American Bottling Corporation
           -------------------------------------------------------------

We have read Item 4 of Browne Bottling Company's and All-American
Bottling Corporation's Form 8-K dated July 1, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

PRICE WATERHOUSE LLP

Price Waterhouse L.L.P.
Houston, TX

July 9, 1996